Exhibit 99.1

DIGITAL ALLY, INC ANNOUNCES FIST QUARTER 2024 OPERATING RESULTS

LENEXA, Kansas (May 20, 2024) – Digital Ally, Inc. (Nasdaq: DGLY) (the “Company” or “our”), today announced its operating results for the first quarter of 2024. An investor conference call is scheduled for 11:15 a.m. EDT on Tuesday, May 21, 2024 (see details below).

Highlights for the first quarter ended March 31, 2024

●	Overall gross profits for the three months ended March 31, 2024 were $1,523,699, a slight decrease of $21,093, or 1%, as compared to $1,544,792 for the three months ended March 31, 2023. The overall decrease is attributable to the decrease in revenues for the three months ended March 31, 2024 and a decrease in the overall cost of sales as a percentage of overall revenues to 72% for the three months ended March 31, 2024 from 80% for the three months ended March 31, 2023. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and entertainment operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, ShieldTM disinfectants and our cloud evidence storage and management offering, provided that they gain traction in the marketplace. In addition, if revenues from the video solutions segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

●	Total revenues decreased during the three months ended March 31, 2024 to $5,529,351 from $7,697,190 during the three months ended March 31, 2023 a deterioration of $2,167,839 (28%). The primary reason for the overall revenue decrease is a decrease of $1,223,646 (44%) in service revenues in the first quarter of 2024 compared to the first quarter of 2023 at the entertainment operating segment. Service and other revenues experienced a significant decrease during the three months ended March 31, 2024, in comparison to the same period in 2023, due to the Company’s focus to work towards profitability and focus on cash flow during the period. Additionally, the Company’s subscription plan model continues to gain traction in the marketplace, resulting in the Company building and recognizing its recurring revenues.

●	On September 1, 2021, the Company formed a wholly-owned subsidiary, TicketSmarter, Inc., through which the Company completed the acquisition of Goody Tickets, LLC (“Goody Tickets”) and TicketSmarter, LLC (“TicketSmarter”) (collectively the “TicketSmarter Acquisition”). Goody Tickets and TicketSmarter®, are ticket resale marketplaces with seats offered at over 125,000 live events, offering over 48 million tickets for sale through its TicketSmarter.com platform. Within this entertainment segment, the Company also formed Kustom 440, Inc. (“Kustom 440”) in late 2022 to create unique entertainment experiences through concerts, festivals, and private experiences. This segment generated revenues totaling $2,376,460 in service and product revenues for the three months ended March 31, 2024, a decrease of $1,8639,776, or (41%), as compared to $4,016,236 in service and product revenues for the three months ended March 31, 2023. The decrease is largely due to management’s focus on right-sizing the entertainment segment, and working towards profitability; thus, decreasing marketing expenses, directly correlating to a decrease in revenues.

●	We remain in the revenue cycle management business through the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company. On January 1, 2022, Nobility Healthcare completed the acquisition of 100% of the capital stock of a private dental billing company. Additionally, on February 1, 2022, Nobility Healthcare also completed an asset purchase for a portfolio of a medical billing company. These acquisitions further enhanced the Company’s revenue cycle management operating segment, which provides revenue cycle management solutions to medium to large healthcare organizations throughout the country. The compilation of acquisitions generated service revenues for the three months ended March 31, 2024 of $1,434,598, a decrease of $346,992, or (19%), as compared to $1,781,590 for the three months ended March 31, 2023.

●	Selling, general and administrative expenses for the three months ended March 31, 2024 were $5,162,733, a decrease of $2,554,865, or (33%), as compared to $7,717,598 for the three months ended March 31, 2023. The decrease was primarily attributable to the reduction in new sponsorships being entered into by the Company.

●	On March 1, 2024, Kustom 440, entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with JC Entertainment, LLC, a Kansas limited liability company (“JC Entertainment”). Pursuant to the Acquisition Agreement, Kustom 440 acquired certain assets associated with a music entertainment event (“Country Stampede”), including all intellectual property arising out of and relating to Country Stampede and certain contracts in which JC Entertainment is a party to host and operate the 2024 Country Stampede.

Recent Developments

●

In June 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Leaf Capital Corp., a Delaware corporation (Nasdaq: CLOE) (“Clover Leaf”), CL Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Clover Leaf (“Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Clover Leaf in accordance with the terms and conditions of the Merger Agreement, and Kustom Entertainment, Inc., a Nevada corporation, a wholly owned subsidiary of the Company, with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies (“Kustom Entertainment”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Kustom Entertainment, with Kustom Entertainment continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Clover Leaf. Upon the Closing, which is subject to the satisfaction or waiver of certain other customary closing conditions (including the approval of Clover Leaf’s shareholders), the common stock of the combined company is expected to be listed on Nasdaq under a mutually agreed new ticker symbol that reflects the name “Kustom Entertainment.”

In May 2024, Kustom Entertainment and Clover Leaf announced the filing of Amendment No. 4 to a Registration Statement on Form S-4 by Clover Leaf with the SEC on May 13, 2024, relating to the previously announced proposed business combination between Kustom Entertainment and Clover Leaf.

●

On April 5, 2024, the “Company, filed with the Secretary of State of the State of Nevada an Elimination of Certificate of Designations of the Preferences, Rights and Limitations of the Series A Convertible Redeemable Preferred Stock (the “Series A Elimination Certificate”) and Elimination of Certificate of Designations of the Preferences, Rights and Limitations of the Series B Convertible Redeemable Preferred Stock (the “Series B Elimination Certificate”) in order to eliminate and cancel all designations, rights, preferences and limitations of the shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). In December 2022, all 1,400,000 shares of Series A Preferred Stock that had originally been issued pursuant to the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock of the Company (the “Series A Certificate of Designations”) and all 100,000 shares of Series B Preferred Stock that had originally been issued pursuant to the Certificate of Designations of the Preferences, Rights and Limitations of the Series B Preferred Stock of the Company (the “Series B Certificate of Designations”) were exchanged for shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. Such shares of Series A Preferred Stock and Series B Preferred Stock have resumed the status of authorized but unissued shares of preferred stock of the Company.

Prior to the filing of the Series A Elimination Certificate, none of the 1,400,000 authorized shares of Series A Preferred Stock or 100,000 authorized shares of Series B Preferred Stock were issued and outstanding, and no shares of Series A Preferred Stock or Series B Preferred Stock were to be issued subject to the Series A Certificate of Designations or Series B Certificate of Designations. The Series A Elimination Certificate and Series B Elimination Certificate became effective upon their filing with the Secretary of State of the State of Nevada

●	In April 2024, the Company received additional advances of $444,000 from the lender and agreed to new terms where total proceeds received since inception totaled $2,144,000. The Company will repay an aggregate of $2,880,000 to the lender. The advances remain secured by expected future sales of the Company with payments on a weekly basis and the full amount is expected to be repaid in 2024.

Management Comments

Stanton E. Ross, Chief Executive Officer of the Company, stated, “We are very pleased to keep our momentum from the end of 2023 into the first quarter of 2024, with greatly improved gross profits compared to the first quarter of 2023, showing the continued success of our focus on margins and working towards profitability. We are pleased to see the continued success and traction in the marketplace with our new video products, particularly the EVO-HD, FirstVu Pro, and QuickVu docking stations, which are continuing to build upon our existing subscription plans and deferred revenue. It is exciting to see our deferred revenue balance reach $10.6 million at March 31, 2024, as our balance grew considerably by about $1.7 million from $8.9 million at March 31, 2023. There is additional excitement about new upcoming product releases and additional patent filings that will continue to display our commitment to innovation and success within our video solutions operating segment. We continue to see continued success in our Digital Ally Healthcare venture, as Nobility Healthcare, LLC continues to right-size and maintain profitability throughout that segment.”

Ross added: “Additionally, we are very excited about the latest filing of a Registration Statement on Form S-4/A by Clover Leaf with the SEC relating to the proposed business combination between Kustom Entertainment and Clover Leaf Capital Corp. to create Kustom Entertainment, Inc., a company with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies. We expect that this business combination will provide clarity to both shareholder as well as the marketplace, showing two distinct, stand-alone entities, Digital Ally and Kustom Entertainment, further, we remain excited about the organic growth opportunities with the Kustom 440 subsidiary along with the recent acquisition of Country Stampede, a prestigious festival within the Midwest. Country Stampede will host headliners Chris Jansen, Riley Green, and Jon Pardi at Azura Amphitheater in Bonner Springs, June 27th through 29th. We are also thrilled about the recent launch of KustomTickets.com, an advanced online ticketing platform, that marks a significant milestone for Kustom Entertainment, solidifying its presence and influence in the entertainment industry. We will continue to inform our investors as we move forward with the business combination, alongside our continuous efforts to take advantage of new business opportunities and to maximize our existing business lines to benefit the Company and its shareholders throughout the remainder of 2024 and beyond.”

First Quarter 2024 Operating Results

Overall gross profit for the three months ended March 31, 2024 and 2023 was $1,523,699 and $1,544,792, respectively, a decrease of $21,093 (1%). The video solution operating segment’s gross profits for the three months ended March 31, 2024 and 2023 were $565,694 and $534,195, respectively, an improvement of $31,499 (6%). The entertainment operating segment’s gross profits for the three months ended March 31, 2024 and 2023 were $494,274 and $234,663, respectively, an improvement of $259,611 (111%). The revenue cycle management operating segment’s gross profits for the three months ended March 31, 2024 and 2023 were $463,731 and $775,934, respectively, a deterioration of $312,203 (40%).

Total revenues for the three months ended March 31, 2024 and 2023 were $5,529,351 and $7,697,190, respectively, a decrease of $2,167,839 (28%).

Selling, general and administrative expenses for the three months ended March 31, 2024 and 2023 were $5,162,733 and $7,717,598, respectively, a decrease of $2,554,865 (33%). The decrease was primarily attributable to the reduction in new sponsorships being entered into by the Company.

Operating losses for the year ended three months ended March 31, 2024 and 2023 were $3,639,034 and $6,172,806, respectively, an improvement of $2,533,772 (41%). Operating loss as a percentage of revenues improved to 66% in the three months ended March 31, 2024 from 80% in the same period in 2023.

Net loss attributable to common stockholders for the three months ended March 31, 2024 and 2023 were $3,943,268, or $1.37 per share, and $5,979,579, or $2.22 per share, respectively. No income tax provision or benefit was recorded in either 2024 or 2023 as the Company has maintained a full valuation reserve on its deferred tax assets.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT on Tuesday, May 21, 2024, to discuss its first quarter 2024 financial results, corporate and individual subsidiary outlook, and previously announced corporate separation. Shareholders and other interested parties may participate in the conference call by dialing 800-717-1738 and entering conference ID #16084 a few minutes before 11:15 a.m. Eastern on Tuesday, May 21, 2024.

For additional news and information please visit DigitalAlly.com or follow additional Digital Ally Inc. social media channels here:

Facebook | Instagram | LinkedIn | Twitter

Additional Information and Where to Find It

In connection with the business combination between Clover Leaf and Kustom Entertainment (the “Business Combination”), Clover Leaf has filed a proxy statement and registration statement on Form S-4 (the “Proxy/Registration Statement”) with the SEC (as defined herein), which includes a proxy statement to be distributed to holders of Clover Leaf’s common stock in connection with Clover Leaf’s solicitation of proxies for the vote by Clover Leaf’s stockholders with respect to the Business Combination and other matters as described in the Proxy/Registration Statement, as well as, a prospectus relating to the offer of the securities to be issued to Kustom Entertainment’s stockholder in connection with the Business Combination. After the Proxy/Registration Statement has been approved by the SEC, Clover Leaf will mail a definitive proxy statement, when available, to its stockholders. Before making any voting or investment decision, investors and security holders of Clover Leaf and other interested parties are urged to read the proxy statement and/or prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Business Combination and the parties to the Business Combination. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by Clover Leaf through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: 1450 Brickell Avenue, Suite 1420, Miami, FL 33131.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. These forward-looking statements include, without limitation, the Company’s, Clover Leaf’s and Kustom Entertainment’s expectations with respect to the proposed Business Combination between Clover Leaf and Kustom Entertainment, including statements regarding the benefits of the Business Combination, the anticipated timing of the Business Combination, the implied valuation of Kustom Entertainment, the products offered by Kustom Entertainment and the markets in which it operates, and Kustom Entertainment’s projected future results. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: (1) our losses in recent years, including fiscal years 2023 and 2022; (2) economic and other risks for our business from the effects of the COVID-19 pandemic, including the impacts on our law-enforcement and commercial customers, suppliers and employees and on our ability to raise capital as required; (3) our ability to increase revenues, increase our margins and return to consistent profitability in the current economic and competitive environment; (4) our operation in developing markets and uncertainty as to market acceptance of our technology and new products; (5) the availability of funding from federal, state and local governments to facilitate the budgets of law enforcement agencies, including the timing, amount and restrictions on such funding; (6) our ability to deliver our new product offerings as scheduled in 2024, and whether new products perform as planned or advertised and whether they will help increase our revenues; (7) whether we will be able to increase the sales, domestically and internationally, for our products in the future; (8) our ability to maintain or expand our share of the market for our products in the domestic and international markets in which we compete, including increasing our international revenues; (9) our ability to produce our products in a cost-effective manner; (10) competition from larger, more established companies with far greater economic and human resources; (11) our ability to attract and retain quality employees; (12) risks related to dealing with governmental entities as customers; (13) our expenditure of significant resources in anticipation of sales due to our lengthy sales cycle and the potential to receive no revenue in return; (14) characterization of our market by new products and rapid technological change; (15) that stockholders may lose all or part of their investment if we are unable to compete in our markets and return to profitability; (16) defects in our products that could impair our ability to sell our products or could result in litigation and other significant costs; (17) our dependence on key personnel; (18) our reliance on third-party distributors and sales representatives for part of our marketing capability; (19) our dependence on a few manufacturers and suppliers for components of our products and our dependence on domestic and foreign manufacturers for certain of our products; (20) our ability to protect technology through patents and to protect our proprietary technology and information, such as trade secrets, through other similar means; (21) our ability to generate more recurring cloud and service revenues; (22) risks related to our license arrangements; (23) our revenues and operating results may fluctuate unexpectedly from quarter to quarter; (24) sufficient voting power by coalitions of a few of our larger stockholders, including directors and officers, to make corporate governance decisions that could have a significant effect on us and the other stockholders; (25) the sale of substantial amounts of our common stock that may have a depressive effect on the market price of the outstanding shares of our common stock; (26) the possible issuance of common stock subject to options and warrants that may dilute the interest of stockholders; (27) our nonpayment of dividends and lack of plans to pay dividends in the future; (28) future sale of a substantial number of shares of our common stock that could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital; (29) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock; (30) our stock price is likely to be highly volatile due to a number of factors, including a relatively limited public float; (31) whether such technology will have a significant impact on our revenues in the long-term; (32) whether we will be able to meet the standards for continued listing on the Nasdaq Capital Market; (33) indemnification of our officers and directors; (34) risks related to our proposed business combination, including our ability to consummate the transactions and our ability to realize some or all of the anticipated benefits therefrom; (35) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s and Clover Leaf’s securities; (36) the risk that the Business Combination may not be completed by Clover Leaf’s business combination deadline, even if extended by its stockholders; (37) the potential failure to obtain an extension of the business combination deadline if sought by Clover Leaf; (38) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the Merger Agreement by the stockholders of Clover Leaf; (39) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (40) the failure to obtain any applicable regulatory approvals required to consummate the Business Combination; (41) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the Business Combination; (42) the effect of the announcement or pendency of the Business Combination on Kustom Entertainment’s business relationships, performance, and business generally; (43) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees; (44) costs related to the Business Combination; (45) the outcome of any legal proceedings that may be instituted against Kustom Entertainment or Clover Leaf following the announcement of the proposed Business Combination; (46) the ability to maintain the listing of Clover Leaf’s securities on the Nasdaq prior to the Business Combination; (47) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; (48) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Kustom Entertainment operates; (49) the risk that demand for Kustom Entertainment’s services may be decreased due to a decrease in the number of large-scale sporting events, concerts and theater shows; (50) the risk that any adverse changes in Kustom Entertainment’s relationships with buyer, sellers and distribution partners may adversely affect the business, financial condition and results of operations; (51) the risk that changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for Kustom Entertainment’s sites and ultimately, its business and results of operations; (52) the risk that any decrease in the willingness of artists, teams and promoters to continue to support the secondary ticket market may result in decreased demand for Kustom Entertainment’s services; (53) the risk that Kustom Entertainment is not able to maintain and enhance its brand and reputation in its marketplace, adversely affecting Kustom Entertainment’s business, financial condition and results of operations; (54) the risk of the occurrence of extraordinary events, such as terrorist attacks, disease epidemics or pandemics, severe weather events and natural disasters; (55) the risk that because Kustom Entertainment’s operations are seasonal and its results of operations vary from quarter to quarter and year over year, its financial performance in certain financial quarters or years may not be indicative of, or comparable to, Kustom Entertainment’s financial performance in subsequent financial quarters or years; (56) the risk that periods of rapid growth and expansion could place a significant strain on Kustom Entertainment’s resources, including its employee base, which could negatively impact Kustom Entertainment’s operating results; (57) the risk that Kustom Entertainment may never achieve or sustain profitability; (58) the risk that Kustom Entertainment may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (59) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations; (60) the risk that Kustom Entertainment is unable to secure or protect its intellectual property; (61) the risk that the post-combination company’s securities will not be approved for listing on Nasdaq or if approved, maintain the listing and (62) other risks and uncertainties indicated from time to time in the proxy statement and/or prospectus to be filed relating to the Business Combination. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. It does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its filings with the SEC.

The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors, with respect to the proposed Business Combination, and the other risks and uncertainties described and to be described in the “Risk Factors” section of Clover Leaf’s Annual Report on Form 10-K filed for the year ended December 31, 2023 filed with the SEC on March 22, 2024 and subsequent periodic reports filed by Clover Leaf with the SEC, the Proxy Statement and Registration Statement and other documents filed or to be filed by Clover Leaf from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements with respect to the proposed Business Combination. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements with respect to the proposed Business Combination, and neither Kustom Entertainment nor Clover Leaf assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither Kustom Entertainment nor Clover Leaf gives any assurance that either Kustom Entertainment or Clover Leaf, or the combined company, will achieve its expectations.

Participants in the Solicitation

Clover Leaf and Kustom Entertainment and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies from the stockholders of Clover Leaf with respect to the Business Combination. Information about the directors and executive officers of Clover Leaf is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 22, 2024. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and/or prospectus and other relevant materials to be filed with the SEC regarding the Business Combination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement and/or prospectus carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption therefrom.

For Additional Information, Please Contact:

Brody J. Green, President, at (913) 814-7774,

Stanton E. Ross, CEO, at (913) 814-7774, or

Thomas J. Heckman, CFO, at (913) 814-7774

(Financial Highlights Follow)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2024 AND DECEMBER 31, 2023

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$927,861	$680,549
Accounts receivable – trade, net of $234,727 allowance – March 31, 2024 and $200,668 – December 31, 2023	1,207,752	1,584,662
Other receivables, net of $25,000 allowance – March 31, 2024 and $5,000 – December 31, 2023	3,213,740	3,107,634
Inventories, net	3,148,689	3,845,281
Prepaid expenses	6,575,013	6,366,368

Total current assets	15,073,055	15,584,494

Property, plant, and equipment, net	6,207,795	7,283,702
Goodwill and other intangible assets, net	16,625,032	16,510,422
Operating lease right of use assets, net	925,128	1,053,159
Other assets	6,333,185	6,597,032

Total assets	$45,164,195	$47,028,809

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,212,697	$10,732,089
Accrued expenses	3,137,144	3,269,330
Current portion of operating lease obligations	225,960	279,538
Contract liabilities – current portion	3,299,714	2,937,168
Notes payable – related party – current portion	2,700,000	2,700,000
Debt obligations – current portion	2,403,029	1,260,513
Warrant derivative liabilities	1,718,629	1,369,738
Income taxes payable	—	61

Total current liabilities	24,697,173	22,548,437

Long-term liabilities:
Debt obligations – long term	4,875,831	4,853,237
Operating lease obligation – long term	749,718	827,836
Contract liabilities – long term	7,285,206	7,340,459
Lease Deposit	10,445	10,445

Total liabilities	37,618,373	35,580,414

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value per share; 200,000,000 shares authorized; shares issued: 2,879,826 shares issued – March 31, 2024 and 2,800,754 shares issued – December 31, 2023	2,880	2,801
Additional paid in capital	128,481,699	128,441,083
Noncontrolling interest in consolidated subsidiary	661,044	673,292
Accumulated deficit	(121,599,801)	(117,668,781)

Total stockholders’ equity	7,545,822	11,448,395

Total liabilities and stockholders’ equity	$45,164,195	$47,028,809

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2024 FILED WITH THE SEC ON MAY 17, 2024)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED

MARCH 31, 2024 AND 2023

(Unaudited)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Revenue:
Product	$1,565,846	$2,453,810
Service and other	3,963,505	5,243,380

Total revenue	5,529,351	7,697,190

Cost of revenue:
Product	1,567,393	2,301,100
Service and other	2,438,259	3,851,298

Total cost of revenue	4,005,652	6,152,398

Gross profit	1,523,699	1,544,792

Selling, general and administrative expenses:
Research and development expense	487,466	934,939
Selling, advertising and promotional expense	761,118	1,847,489
General and administrative expense	3,914,149	4,935,170

Total selling, general and administrative expenses	5,162,733	7,717,598

Operating loss	(3,639,034)	(6,172,806)

Other income (expense):
Interest income	19,356	15,477
Interest expense	(648,567)	(5,664)
Other income	27,602	25,393
Change in fair value of warrant derivative liabilities	(348,891)	—
Change in fair value of contingent consideration promissory notes and earn-out agreements	—	158,021
Gain on extinguishment of liabilities	682,345	—
Gain on sale of intangibles	5,582	—
Loss on sale of property, plant and equipment	(41,661)	—

Total other income	(304,234)	193,227

Income (loss) before income tax benefit	(3,943,268)	(5,979,579)
Income tax benefit	—	—

Net loss	(3,943,268)	(5,979,579)

Net (income) loss attributable to noncontrolling interests of consolidated subsidiary	12,248	(126,239)

Net loss attributable to common stockholders	$(3,931,020)	$(6,105,818)

Net loss per share information:
Basic	$(1.37)	$(2.22)
Diluted	$(1.37)	$(2.22)

Weighted average shares outstanding:
Basic	2,861,229	2,751,662
Diluted	2,861,229	2,751,662

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT

ON FORM 10-K FOR THE THREE MONTHS ENDED MARCH 31, 2024 FILED WITH THE SEC ON MAY 17, 2024)